Exhibit (r)(3)


                               CODE OF ETHICS

                    Kilkenny Capital Management, L.L.C.

                                January 2002

Section I         Statement of General Principles

                  This Code of Ethics (the "Code") has been adopted by Kilkenny Capital Management, L.L.C. ("Kilkenny" or the "Adviser"), in order to satisfy the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

                  As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Adviser may abuse their fiduciary duties to the Adviser or any of the funds or other accounts managed by the adviser and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed. As it relates to Section 204A of the Advisers Act, the purpose of this Code is to establish procedures that are reasonably designed to prevent the misuse of material non-public information in violation of the federal securities laws by persons associated with the Adviser.

                  The Code is based on the principle that employees of Kilkenny, who in the course of their duties obtain information regarding investment recommendations made to any fund or other account managed by the Adviser or any account's investment transactions, each owe a fiduciary duty to the account and the Adviser to conduct personal securities transactions in a manner that does not interfere with the fund's transactions or otherwise take unfair advantage of his or her position. All Kilkenny employees shall place the interests of each account before their own personal interests. Technical compliance with the Code will not automatically insulate any employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to any account. Accordingly, all employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of each account.

                  Every Kilkenny employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

Section II        Definitions

         "Advisory Accounts" means any account managed by the Advisor, including, but not limited to, registered and unregistered funds, wrap accounts and separately managed accounts.

         "Annual Certification" means an Annual Certification of Compliance with Code of Ethics, in the form attached as Schedule D.

         "Beneficial Ownership" has the meaning set forth in paragraph
         (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code should be deemed to include, but not be limited to, any interest by which a Kilkenny employee or any person in control of a Personal Account can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable).

         "Compliance Officer" means the person designated by Kilkenny to serve as the compliance officer of the Adviser.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, and includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting Securities of a company.

         "Initial Certification" means an Initial Certification of Compliance with Code of Ethics, in the form attached as Schedule C.

         "Personal Account" means any account in which a Kilkenny employee has direct or indirect Beneficial Ownership, accounts of persons residing in the same household as the employee or being related to the employee by blood, marriage or adoption, and any other non-client accounts for which such employee has the authority to enter orders.

         "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and should be deemed to include any and all stock, debt obligations, and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities or a foreign currency. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any financial instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

         A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Section III       Objective and General Prohibitions

                  All Kilkenny employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in this Code. Therefore, a Kilkenny employee may not engage in any personal investment transaction under circumstances where the employee benefits from or interferes with the purchase or sale of investments by an Advisory Account. In addition, Kilkenny employees may not use information concerning the investments or investment intentions of any Advisory Account, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Account. Disclosure by a Kilkenny employee of such information to any person outside of the course of the responsibilities of the employee to the Adviser will be deemed a violation of this prohibition. All Kilkenny employees must also comply with the policies regarding the misuse of material, non-public information, which are set forth in Section IV.

                  Kilkenny employees may not engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by the Adviser. In this regard, Kilkenny employees should recognize that Rule 17j-1 under the 1940 Act and Section 206 under the Advisers Act make it unlawful for any affiliated person or principal underwriter of a fund, or any affiliated person of such a person, or any adviser directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by an account managed by the Adviser to:

                           (i) employ any device, scheme or artifice to defraud an Advisory Account;

                           (ii) make any untrue statement of a material fact to an Advisory Account or omit to state to the Advisory Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                           (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon an Advisory Account; or

                           (iv)     engage in any manipulative practice
                                    with respect to an Advisory Account.

Section IV        Prohibition Against Insider Trading

         (A)      Introduction

                  This Section IV of the Code is intended to satisfy the requirements of Section 204A of the Advisers Act, which is applicable to the Adviser and requires that the Adviser establish and enforce procedures designed to prevent the misuse of material, non-public information by their associated persons. It applies to all Kilkenny employees.

                  Trading Securities while in possession of material, non-public information, or improperly communicating that information to others, may expose a Kilkenny employee to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall, and an order permanently barring a Kilkenny employee from the securities industry.

         (B)      Policy on Insider Trading

                  No Kilkenny employee may trade a Security, either personally or on behalf of any other person or account (including any Advisory Account managed by the Adviser), while in possession of material, non-public information concerning that Security or the issuer thereof, nor may any Kilkenny employee communicate material, non-public information to others in violation of the law.

                  (1)      Definition of Material Information

                  Information is material where there is a substantial likelihood that a reasonable investor would consider it very important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a Security. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, Kilkenny employees should direct any questions about whether information is material to Kilkenny's Compliance Officer.

                  Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, major changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a company's Securities. Information about a significant order to purchase or sell Securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press may also be material.

                  (2)      Definition of Non-public Information

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones Newswire or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

                  (3)      Applicable Procedures

                  A Kilkenny employee, before executing any trade for himself or herself, or others, including a fund or other accounts managed by the Adviser must determine whether he or she has material, non-public information. A Kilkenny employee who believes he or she may be in possession of material, non-public information must take the following steps:
o Report the information and proposed trade immediately to the Compliance Officer. o Do not purchase or sell the Securities on behalf of anyone, including client accounts. o Do not communicate the information to any person, other than to the Compliance Officer.

                  After the Compliance Officer has reviewed the issue, the Adviser will determine whether the information is material and non-public and, if so, what action such Adviser and the employee should take.

                  Kilkenny employees must consult with the Compliance Officer before taking any action. This degree of caution will protect Kilkenny employees, clients and the Adviser.

                  (4)      Contacts with Public Companies

                  Contacts with public companies will sometimes be a part of the Adviser's research efforts. The Adviser may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Kilkenny employee becomes aware of material, non-public information. In such situations, the Adviser must make a judgment as to its further conduct. All Kilkenny employees should contact the Compliance Officer immediately if they believe that they may have received material, non-public information.

                  (5)      Tender Offers

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's Securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offer, or, the target company or anyone acting on behalf of either. Kilkenny employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Section V         Prohibited Transactions

                  A Kilkenny employee may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (i) the Adviser has purchased or sold the Security within the last seven (7) calendar days, or is considering purchasing or selling or is going to purchase or sell the Security in the next seven (7) calendar days; or (ii) any person, on behalf of the Adviser, has within the last seven (7) calendar days considered purchasing or selling the Security for an Advisory Account, or is considering purchasing or selling the Security in the next seven (7) calendar days, unless the Kilkenny employee:

                  (1) obtains pre-clearance of such transaction pursuant to Section VI and

                  (2)      reports to the Compliance Officer the
                           information described in Section VII of this Code.

         The prohibitions of this Section V do not apply to:

                  (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP;

                  (2)      Purchases and redemptions of shares of
                           registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any Advisory Account);

                  (3) Bank certificates of deposit and bankers' acceptances;

                  (4)      Commercial paper and high quality debt
                           instruments (including repurchase agreements) with a stated maturity of 12 months or less

                  (5)      U.S. Treasury obligations;

                  (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of any such rights;

                  (7) Transactions in an account over which the employee does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the Personal Accounts of the employee, absent an advance written determination by the Compliance Officer to the contrary; and

                  Although pre-clearance is required for the following, the prohibitions against trading in Securities seven (7) days before or after an Advisory Account may do so do not apply to transactions in a Security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a Security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more; provided that the general prohibitions of this Code shall be applicable to these transactions.

Section VI        Pre-Clearance Procedures

          (A)     Obtaining Pre-Clearance

                  Pre-clearance of a personal transaction in a Security may be obtained only from the Compliance Officer or a person who has been designated by the Compliance Officer to pre-clear transactions. The Compliance Officer and these designated persons are each referred to as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

         (B)      Time of Clearance

                  (1) A Kilkenny employee may pre-clear a trade only where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for a Kilkenny employee to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, Kilkenny employees may not simultaneously request pre-clearance to buy and sell the same Security.

                  (2) Pre-clearance of a trade shall be valid and in effect only for the day pre-clearance is given; provided, however, that pre-clearance for a proposed transaction expires automatically upon the Kilkenny employee's receipt of facts or circumstances that would have prevented a proposed trade from being pre-cleared had such facts or circumstances been known by a Clearing Officer at the time the proposed transaction was approved. Accordingly, if a Kilkenny employee becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Kilkenny employee shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

         (C)      Form

                  Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is attached as Schedule A.

         (D)      Filing

                  Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Clearing Officer.

         (E)      Factors Considered in Pre-Clearance of Personal Transactions

                  A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors and any other factors he or she deems appropriate in determining whether or not to pre-clear a proposed transaction:

                  (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                  (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of an Advisory Account;

                  (3) Whether the chance of a conflict of interest is remote; and

                  (4) Whether the transaction is likely to affect any Advisory Account adversely.

Section VII       Reports by Kilkenny Employees

                  It is the responsibility of each Kilkenny employee to take the initiative to comply with the requirements of this Section VII. Any effort by the Adviser to facilitate the reporting process does not change or alter that responsibility.

         (A)      Initial Certifications and Initial Holdings Reports

                  Within one month of becoming a Kilkenny employee, Kilkenny employees are required to complete and submit to the Compliance Officer an Initial Certification in the form attached as Schedule C and an Initial Holdings Report.

                  The Initial Certification includes a list of all Personal Accounts along with a listing of any such Securities that are not held in a Personal Account.

                  Kilkenny employees must make arrangements so that duplicate statements relating to all Personal Accounts are sent to the Compliance Officer, unless an exemption from this requirement is granted in writing by the Compliance Officer.

                  Timely submission of the Initial Certification, along with a copy of the most recent monthly or periodic statement for each Personal Account and copies of all confirmations of transactions effected after the date of such statement, shall satisfy the requirements of this
                  Section VII regarding submission of an Initial Holdings
                  Report.

         (B)      Quarterly Transaction Reports

                  (1) Within ten days after the end of each calendar quarter, each Kilkenny employee shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security.

                  Such report is hereinafter called a "Quarterly
Transaction Report."

                  (2) A Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

                           (a)      Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

                  (3) A Kilkenny employee shall not be required to file a Quarterly Transaction Report for a calendar quarter if the Compliance Officer is being furnished with statements for all Personal Securities Accounts of such employee, provided that the employee has no reportable transactions other than those reflected in the statements for such accounts.

          (C)     Annual Certifications and Annual Holdings Reports

                  Annually, each Kilkenny employee is required to complete and submit to the Compliance Officer an Annual Certification in the form attached as Schedule D and an Annual Holdings Report. The Annual Certification includes a list of all Personal Accounts, along with a listing of any Securities in which the Kilkenny employee has Beneficial Ownership that are not held in a Personal Account.

Section VIII      Additional Prohibitions

         (A)      Confidentiality of Advisory Account Transactions

                  Until disclosed in a public report to investors of a fund or in a report filed with the SEC in the normal course, all information concerning the Securities being considered for purchase or sale by any Advisory Account shall be kept confidential by all Kilkenny employees and disclosed by them only on a "need to know" basis.

         (B)      Outside Business Activities, Relationships and Directorships

                  (1) Kilkenny employees may not: (i) engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of a fund or the Adviser; or (ii) engage in outside business activities or maintain relationships with any person or company that may be inconsistent with the interests of any Advisory Account or the Adviser.

                  (2) Kilkenny employees shall promptly notify the Compliance Officer after becoming a member of the board of a public or private company. Kilkenny employees are required to obtain the written approval of the Compliance Officer or the appropriate signatory of the Adviser, as determined by the Adviser, prior to accepting any such board membership.

         (C)      Gratuities

                  Kilkenny employees shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

Section IX        Administration and Construction

         (A) The administration of this Code shall be the responsibility of the Compliance Officer.

         (B)      The duties of the Compliance Officer are as follows:

                  (1) Continuous maintenance of current lists of the names of all Kilkenny employees.

                  (2) Providing each Kilkenny employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

                  (3) Obtaining Initial and Annual Certifications and initial and annual holdings reports from Kilkenny employees and reviewing initial and annual holdings reports of Kilkenny employees;

                  (4) Maintaining or supervising the maintenance of all records and reports required to be kept by the Adviser pursuant to this Code; and

                  (5) Periodically reviewing employee pre-clearance forms with periodic brokerage statements to verify that trades in Personal Accounts have been pre-cleared.

          (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                  (1) Copies of all Codes of Ethics of the Adviser that have been in effect at any time during the past five years;

                  (2) A record of each violation of each Code described in (C)(1), above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the year in which the violation occurred;

                  (3) A copy of each report made by a Kilkenny employee for a period of not less than five (5) years from the end of the year in which such report or interpretation was made or issued;

          (D) The Compliance Officer may delegate to one or more other officers or employees of Kilkenny such responsibilities of the Compliance Officer as he or she may deem appropriate; provided, that it shall be the responsibility of the Compliance Officer to supervise the performance by such persons of the responsibilities that have been delegated to them.




SCHEDULE A

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

                  I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial
Ownership:

PURCHASES AND ACQUISITIONS

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                          No. of Shares or                          Current Market Price
Date                      Principal Amount     Name of Security      Per Share or Unit          Account
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SALES AND OTHER DISPOSITIONS

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                          No. of Shares or                          Current Market Price
Date                      Principal Amount     Name of Security      Per Share or Unit          Account
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Date:  ________________________                      Signature:_________________________________

                                                     Print Name:_______________________________

Permission Granted ______                            Permission Denied ______

Date and Time:_________________                      Signature:_________________________________
                                                                       (Clearing Officer)


SCHEDULE B

QUARTERLY TRANSACTION REPORT

                  I certify that this report, together with the statements for any Personal Account(s) as to which I have arranged for the Compliance Officer to receive duplicate statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to the Code. (If no such transactions took place write "NONE".) Use reverse side if additional space is needed.


PURCHASES AND ACQUISITIONS

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                  No. of Shares                                Purchase Price
                  or Principal                                 Per Share or
Date                 Amount        Name of Security            Unit                Account        Executing Broker

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                  No. of Shares                                Sale Price
                  or Principal                                 Per Share or
Date                 Amount        Name of Security            Unit                Account        Executing Broker

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Date Completed:  _______________                     Signature:_________________________________

                                                     Print Name:________________________________



SCHEDULE C

INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

                  I have read and understand the Code of Ethics of Kilkenny Capital Management, L.L.C., and certain of its affiliates (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that all my Personal Accounts are listed below. I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Accounts.

                  Title of Account       Name of Broker        Account Number













                  I hold the following securities in addition to those in my Personal Accounts (If none, write NONE):







                  I am a director of the following public and private companies:







Date Completed:  _______________         Signature:___________________________

                                         Print Name:__________________________



SCHEDULE D

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

                  I have read and understand the Code of Ethics of Kilkenny Capital Management, L.L.C., (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that I have complied in all respects with the requirements of the Code as in effect during the past year. I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in statements for my Personal Accounts that have been sent to you.

                  I certify that all my Personal Accounts are listed below. I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Accounts.

                  Title of Account       Name of Broker        Account Number









                  I hold the following securities in addition to those in my Personal Accounts (If none, write NONE):







                  I am a director of the following public and private companies:





Date Completed:  _______________         Signature:___________________________

                                         Print Name:__________________________